       As filed with the Securities and Exchange Commission on ___________, 2001
                                                     Registration No. 333-
================================================================================


                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------
                               PACKAGED ICE, INC.
              (Exact name of Registrant as specified in its charter)

               TEXAS                                            76-0316492
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                                3535 TRAVIS STREET
                                     SUITE 170
                                DALLAS, TEXAS 75204
                      (Address of principal executive offices)
                                     (Zip Code)



                      PACKAGED ICE, INC. 2001 STOCK OPTION PLAN
                               (Full title of the plan)

                                   WILLIAM P. BRICK
                               CHIEF EXECUTIVE OFFICER
                                 3535 TRAVIS STREET
                                      SUITE 170
                                DALLAS, TEXAS 75204
                                   (214) 526-6740
                     (Name and address, including zip code, and
                        telephone number of agent for service)


                                      COPIES TO:
                                   ALAN SCHOENBAUM
                      AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P
                                  300 CONVENT STREET
                                      SUITE 1500
                                SAN ANTONIO, TEXAS 78205
                                    (210) 281-7000


                               ------------------------
                            CALCULATION OF REGISTRATION FEE


========================================================================================================================
                                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
           TITLE OF SECURITIES              AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION
            TO BE REGISTERED                REGISTERED(1)         SHARE(2)                PRICE(2)              FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share       1,000,000             $2.01               $2,010,000           $530.64
========================================================================================================================


(1) Issuable upon the exercise of options available for grant under the Packaged Ice, Inc. 2001 Stock Option Plan. The number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h). The offering price and registration fee are computed on the basis of the average of the high and low prices of the common stock as reported on the American Stock Exchange, Inc. on July 12, 2001.

                                        PART I


                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission


                                       PART II


                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         We are Packaged Ice, Inc., a Texas corporation. This registration statement covers 1,000,000 shares of our common stock, par value $0.01 per share, that may become issuable under our 2001 Stock Option Plan.

         We will provide without charge to each participant in our 2001 Stock Option Plan, upon that participant's written or oral request, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any and all documents incorporated by reference pursuant to Item 3.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by Packaged Ice with the Commission, are incorporated by reference into this registration statement:

-   Our Annual Report on Form 10-K filed for the period ended December 31, 2000;

-   Amendment No. 1 to our Annual Report on Form 10-K/A filed on April 30, 2001;

-   Our Current Report on Form 8-K filed April 25, 2001;

- Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 15, 2001;

-   Our Definitive Proxy Statement on Form 14A, filed on May 17, 2001; and

- The description of Packaged Ice's common stock contained in Packaged Ice's Form 8-A for registration of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, filed on September 1, 1998 and effective on January 27, 1999, file number 0-24851.

         In addition, all documents we subsequently file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicate that all shares covered hereby have been sold or which deregister all such securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Akin, Gump, Strauss, Hauer & Feld, L.L.P. has served as our counsel. Messrs. Cecil Schenker and Alan Schoenbaum, partners at Akin Gump, own 4,000 shares and 2,000 shares of Common Stock, respectively.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Article 2.02-1 of the Texas Business Corporation Act (the "Act") and subject to the procedures and limitations therein, our company MAY indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because he or she is or was a director or officer, against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) which are incurred by that person in connection with the proceeding. Such indemnification is permissible only if it is determined the person (i) conducted himself or herself in good faith, (ii) reasonably believed, in the case of conduct in his or her official capacity as a director of the corporation, that his or her conduct was in our best interests, and in all other cases, that his or her conduct was not opposed to our best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. If a director or officer is made a named defendant or respondent in a proceeding because he or she is or was a director or officer, and if that person has been wholly successful, on the merits or otherwise, in the defense of the proceeding, then
Article 2.02-1 REQUIRES us to indemnify him or her against reasonable expenses (including court costs and attorneys' fees) incurred by him or her in connection with the proceeding.

         The Act provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Our Articles of Incorporation and our Bylaws provide for the indemnification by the company of its directors and officers to the fullest extent permitted by the Act. In addition, as permitted by Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, we have provided in our Articles of Incorporation that our directors shall not be liable to us or our shareholders for monetary damages for an act or omission in a director's capacity as our director.

         We have entered into indemnification agreements with certain of our directors and executive officers. The indemnification agreements provide that we shall indemnify any of these individuals against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal actions, proceedings or investigations (other than actions brought by us or on our behalf) to which any of them is, or is threatened to be, made a party by reason of his or her status as our director, officer or agent; PROVIDED that (i) with respect to a civil, administrative or investigative (other than criminal) action, such individual acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and (ii) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to any action brought by us or on our behalf, the agreements provide that any such individual may be indemnified, to the extent not prohibited by applicable laws, or as determined by a court of competent jurisdiction, against expenses actually and reasonably incurred by him or her in connection with the action, if he or she acted in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests. The agreements also require indemnification of such individuals for all reasonable expenses incurred in connection with the successful defense of any action or claim, and they provide for partial indemnification in the case of any partially successful defense.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         4.1 Restated Articles of Incorporation of Packaged Ice (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form S-4, File Number 333-29375, filed with the Commission on June 16, 1997).

         4.2    Articles of Amendment to the Restated Articles of
Incorporation of Packaged Ice (incorporated by reference from Exhibit 3.2 to Packaged Ice's Registration Statement on Form S-1, File Number 333-60627, filed with the Commission on August 4, 1998).

         4.3 Amended and Restated Bylaws of Packaged Ice (incorporated by reference from Exhibit 3.5 to Packaged Ice's Registration Statement on Form S-4, File Number 333-29375, filed with the Commission on June 16, 1997).

         4.4 2001 Stock Option Plan, dated May 9, 2001 (incorporated by reference from Appendix B to Packaged Ice's Definitive Proxy Statement on Form 14A, filed with the Commission on May 17, 2001).

         4.5 Form of Stock Certificate of Common Stock of Packaged Ice (incorporated by reference from Exhibit 4.18 to Packaged Ice's Registration Statement on Form S-1, File Number 333-60627, filed with the Commission on August 4, 1998).

         4.6*   Amendment No. 1 to the 2001 Stock Option Plan, dated July 5,
2001.

         5.1*   Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the
legality of the shares being issued.

         23.1*  Consent of Deloitte & Touche LLP.

         23.2* Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

         24.1*  Power of Attorney (included in signature pages attached hereto).


         *   Filed herewith

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, and each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Packaged Ice certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on July 18, 2001.


                                  PACKAGED ICE, INC.



                                  By:   /s/ WILLIAM P. BRICK
                                       -----------------------------------------
                                       William P. Brick, Chief Executive Officer



                              POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints WILLIAM P. BRICK, with full power to act, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 18, 2001.



SIGNATURE                                TITLE
---------                                -----
     /s/ WILLIAM P. BRICK                Chief Executive Officer and Chairman of the Board
------------------------------------
     William P. Brick


     /s/ STEVEN P. ROSENBERG             Director
------------------------------------
     Steven P. Rosenberg


     /s/ A.J. LEWIS III                  Director
------------------------------------
     A.J. Lewis III


     /s/ RICHARD A. COONROD              Director
------------------------------------
     Richard A. Coonrod


     /s/ ROBERT G. MILLER                Director
------------------------------------
     Robert G. Miller


     /s/ DAVID J. LOSITO                 Director
------------------------------------
     David J. Losito


                                 INDEX TO EXHIBITS



Exhibit
Number             Description of Exhibits
-------            -----------------------
4.1                Restated Articles of Incorporation of Packaged Ice (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form S-4, File Number 333-29375, filed with the Commission on
                   June 16, 1997).

4.2                Articles of Amendment to the Restated Articles of Incorporation of
                   Packaged Ice (incorporated by reference from Exhibit 3.2 to
                   Packaged Ice's Registration Statement on Form S-1, File Number
                   333-60627, filed with the Commission on August 4,  1998).

4.3                Amended and Restated Bylaws of Packaged Ice (incorporated by reference from Exhibit 3.5 to Packaged Ice's Registration Statement on Form S-4,
                   File Number 333-29375, filed with the Commission on June 16, 1997).

4.4                2001 Stock Option Plan, dated May 9, 2001 (incorporated by reference from
                   Appendix B to Packaged Ice's Definitive Proxy Statement on Form 14A, filed with the Commission on May 17, 2001).

4.5                Form of Stock Certificate of Common Stock of Packaged Ice (incorporated by reference from Exhibit 4.18 to Packaged Ice's Registration Statement on
                   Form S-1, File Number 333-60627, filed with the Commission on August 4, 1998).

4.6*               Amendment No. 1 to the 2001 Stock Option Plan, dated July 5, 2001.

5.1*               Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the legality of the shares being issued.

23.1*              Consent of Deloitte & Touche LLP.

23.2*              Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

24.1*              Power of Attorney (included in signature pages attached hereto).


*Filed herewith